UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2008

SILICON GRAPHICS, INC.

(Exact name of registrant specified in its charter)

Delaware	001-10441	94-2789662
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1140 East Arques Ave., Sunnyvale, California 94085

(Address of principal executive offices, including Zip Code)

Registrant’s telephone, including area code: (650) 960-1980

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities

On July 15, 2008, the Company took action to eliminate approximately 90 employee positions or approximately 6% of the Company’s global workforce in an ongoing effort to align the Company’s business model with its three-year growth plan and to achieve a more appropriate administrative cost structure and lower operating breakeven point. The reduction in workforce occurred after the Company identified opportunities to consolidate and centralize certain groups, rationalize where and how we do business, and to relocate some functions based on efficiencies and geographic differences in the cost of doing business. The Company currently estimates that the expenses associated with these reductions will be approximately $2.2 million in termination benefits, all in the form of cash termination benefit payments.

The restructuring described above follows a separate action taken by the Company on June 17, 2008 to reduce its headcount by approximately 15 employees by closing its data center and labs in Mountain View, California. These data processing activities will be absorbed in the Company’s facility in Chippewa Falls, Wisconsin. As necessary, the Company plans to hire additional personnel in Chippewa Falls to accommodate these activities.

The cumulative impact of these actions is a reduction of approximately 7% of the Company’s global workforce and approximately $2.5 million in cash termination benefit payments.

Forward Looking Statement. This current report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These forward-looking statements include, but are not limited to, the approximate cost of the Company’s restructuring activities and the achievement of efficiencies and cost improvements resulting from the restructuring activities. In some cases, you can identify forward-looking statements by terms such as “expects,” “estimates,” will,” as well as similar expressions. Forward-looking statements reflect our current views with respect to future events are based on assumptions and are subject to risks, uncertainties and other important factors. We discuss many of these risks, uncertainties and other important factors in greater detail under the heading “Risk Factors” in our most recent annual report on Form 10-K and quarterly reports on Form 10-Q. Given these risks, uncertainties and other important factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date these forward-looking statements are made. We undertake no obligation to publicly update or revise any forward-looking statements, whether changes occur as a result of new information, future events, changed assumptions, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICON GRAPHICS, INC.

Date: July 18, 2008	By:	/s/ Kathy Lanterman
	Name:	Kathy Lanterman
	Title:	Chief Financial Officer